Exhibit 99.1

EXECUTION COPY

Full and Final Release, Settlement and Indemnity Agreement

This Full and Final Release, Settlement and Indemnity Agreement (this “Agreement”) is entered into effective as of February 1, 2011 among M & F Worldwide Corp. (“MFW”), Pneumo Abex LLC (“Pneumo Abex”), Mafco Worldwide Corporation (“Mafco Worldwide”), Mafco Consolidated Group LLC (“Mafco Consolidated”), PCT International Holdings Inc. (“MFW Sub” and, collectively with MFW, Mafco Worldwide, Mafco Consolidated and Pneumo Abex, the “MFW Parties”), Cooper Industries plc (“Cooper Parent”), Cooper Industries, Ltd. (“Cooper Ltd”), Cooper Holdings Ltd. (“Cooper Holdings”), Cooper US, Inc. (“Cooper US”) and Cooper Industries, LLC (“Cooper”).  The MFW Parties and the Cooper Defendants (as defined below) are sometimes referred to in this Agreement as the “Parties”.

Recitals

A.           Pneumo Abex has asserted certain claims against Cooper, Cooper Ltd, Cooper Holdings, Cooper US, and Cooper Parent (together, the “Cooper Defendants”) in the matter styled Pneumo Abex LLC v. Cooper Industries, LLC, Cooper Industries, Ltd., Cooper Holdings, Ltd., Cooper US, Inc., Cooper Industries plc and Danaher Corporation (the “Pending Action”) in a Complaint dated May 5, 2010 (the “Pneumo Complaint”), filed in the Supreme Court of the State of New York, County of New York (the “Court”), Index No. 601159/2010;

B.           Certain of the Cooper Defendants, including Cooper, have alleged claims (the “Cooper Claims”) against Pneumo Abex, MFW, Mafco Worldwide, MFW Sub, MacAndrews & Forbes Holdings Inc., Mafco Consolidated and certain of their Affiliates (as defined below and, together, the “Pneumo Entities”), and those Cooper Defendants would have asserted their alleged claims against the Pneumo Entities in the Pending Action or another lawsuit against the Pneumo Entities but for the Tolling and Standstill Agreements dated as of July 2, 2010 and January 25, 2011, in each case, by and among the Pneumo Entities and certain of the Cooper Defendants;

C.           The Parties wish to resolve their disputes, including the obligations of the Cooper Defendants in connection with that certain Mutual Guaranty Agreement dated as of December 30, 1994 between Abex, Inc. (whose successor in interest is Mafco Consolidated) and Cooper Industries, Inc. (whose successor in interest is Cooper) (including any and all amendments thereto, the “Mutual Guaranty”) for asbestos-related claims (including claims for personal or bodily injury, compensatory damages, loss of consortium, medical monitoring, survivorship, wrongful death, conspiracy, proximate, consequential, general, special or punitive damages, reimbursement, indemnity, warranty, contribution or subrogation) assumed by Wagner Electric Corporation (“Wagner”) in the purchase of certain assets from Pneumo Abex Corporation (whose successor in interest is Pneumo Abex, “Pneumo Corp.”) pursuant to that certain Asset Purchase Agreement dated as of November 21, 1994 between Wagner and Pneumo Corp. (including any and all amendments thereto, the “APA”; and such asbestos-related claims being referred to in this Agreement as the “Pneumo Abex Asbestos Claims”).

NOW, THEREFORE, IN CONSIDERATION OF the premises, representations, warranties, agreements and payments described herein, the sufficiency of which are hereby acknowledged, and subject to the conditions described herein, the Parties hereby agree as follows:

Agreement

1.           Closing of the Settlement Transaction.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064, at 10:00 a.m. local time, on the fifth Business Day (as defined below) after the date on which all of the conditions to the Closing set forth in Section 10 (other than those conditions which, by their terms, are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions on the Closing Date (as defined below)) shall have been satisfied or waived by the Party entitled to waive the same, or at such other time, place and date that MFW and Cooper may agree in writing.  The date upon which the Closing occurs is referred to as the “Closing Date.”

2.           Releases; Covenants Not to Sue.

(a)           Effective as of the Closing, each of the MFW Parties, for themselves and their respective present and former parents, subsidiaries, divisions, Affiliates, and predecessor entities, and the present and former stockholders, directors, officers, employees, partners, members, owners, managers, administrators, attorneys, agents, successors and assigns of each of the foregoing in their capacities as such (all of whom are collectively referred to as the “Pneumo Parties”), do hereby compromise, settle and fully release and forever discharge each of the Cooper Defendants, their respective present and former parents, subsidiaries, divisions, Affiliates, and predecessor entities, and the present and former stockholders, directors, officers, employees, partners, members, owners, managers, administrators, attorneys, agents, successors and assigns of each of the foregoing in their capacities as such (all of which or whom are collectively referred to as the “Cooper Parties”), and Apex Tool Group LLC (“Apex”), of and from, against, and in respect of, any and all past and future claims, demands, damages, losses, costs, expenses, controversies, actions, rights, indemnities, guarantees, promises, or causes of action of whatsoever nature, whether in law or equity and whether direct or indirect, known or unknown, asserted or unasserted, foreseen or unforeseen, fixed or contingent, that the Pneumo Parties or any of them have or may have against the Cooper Parties or Apex arising out of or relating to the APA, the Mutual Guaranty, any settlement agreement relating to any policy of insurance under which Pneumo Abex or any predecessors was an insured, any Pneumo Abex Asbestos Claim or the transactions, actions, and occurrences that are alleged or could have been alleged in the Pneumo Complaint, including the 2002 Asset Transfers, the 2005 Asset Transfers and the Danaher Transaction (as each is defined in the Pneumo Complaint), including personal or bodily injuries, tangible or intangible loss, breach of contract, fraudulent conveyance, fraudulent transfer, constructive fraudulent transfer, breach of implied covenant of good faith and fair dealing, tortious interference with contract, breach of the Delaware Limited Liability Company Act, or any other loss, detriment, or expense of any kind, past, present or future, regardless of whether such claims or damages are now known or asserted in the Pneumo Complaint, but in no case any claim, demand, damage, loss, cost, expense or cause of action arising under this Agreement or any other Transaction Document (as defined below) for any failure on the part of any Party to fulfill its obligations under this Agreement or any other Transaction Document (collectively, the “MFW Released Claims”).

(b)           The MFW Parties shall cause MacAndrews & Forbes Holdings Inc. to execute and deliver, at the Closing, a release and covenant not to sue in the form attached as Exhibit A, releasing, on its own behalf, the Cooper Parties and Apex from the MFW Released Claims (the “Holdings Release”).

(c)           Effective as of the Closing, each of the Cooper Defendants, for themselves and the other Cooper Parties, do hereby compromise, settle and fully release and forever discharge each of the Pneumo Parties of and from, against, and in respect of, any and all past and future claims, demands, damages, losses, costs, expenses, controversies, actions, rights, indemnities, guarantees, promises, or causes of action of whatsoever nature, whether in law or equity and whether direct or indirect, known or unknown, asserted or unasserted, foreseen or unforeseen, fixed or contingent, that the Cooper Parties or any of them have or may have against the Pneumo Parties arising out of or relating to the APA, the Mutual Guaranty, any settlement agreement relating to any policy of insurance under which Pneumo Abex or any predecessors was an insured, any Pneumo Abex

Asbestos Claim or the transactions, actions, and occurrences that are alleged or could have been alleged in the Pneumo Complaint, including the 2002 Asset Transfers, the 2005 Asset Transfers and the Danaher Transaction (as each is defined in the Pneumo Complaint), including personal injuries, tangible or intangible loss, breach of contract, fraudulent conveyance, fraudulent transfer, constructive fraudulent transfer, breach of implied covenant of good faith and fair dealing, tortious interference with contract, breach of the Delaware Limited Liability Company Act, or any other loss or detriment or expense of any kind, past, present or future, regardless of whether such claims or damages are now known, but in no case any claim, demand, damage, loss, cost, expense or cause of action arising under this Agreement or any other Transaction Document for any failure on the part of any Party to fulfill its obligations under this Agreement or any other Transaction Document.

(d)           Without limiting the foregoing, it is specifically understood and agreed that, effective as of the Closing, each of the MFW Parties and each of the Cooper Defendants, in releasing claims pursuant to Section 2(a) or Section 2(c), as applicable, is by this Agreement, and effective upon the Closing, releasing each of the Cooper Parties and Apex and each of the Pneumo Parties, respectively, from any and all claims and obligations, rights to indemnification, rights to payments pursuant to any guaranty agreement, and similar rights that the Pneumo Parties and the Cooper Parties, respectively, may have with respect to the sale by Pneumo Corp. of certain assets of its friction products business to Wagner (formerly a wholly owned subsidiary of a predecessor of Cooper) pursuant to the APA, including any and all common law rights or rights under the APA, the Mutual Guaranty and any and all indemnification agreements arising out of the sale by Pneumo Corp. of certain assets of its friction products business to Wagner and that the Pneumo Parties and the Cooper Parties shall have, effective upon the Closing, no further rights or obligations under the

APA, the Mutual Guaranty or any indemnification agreements in connection with the purchase of the assets of Pneumo Corp.’s friction products business or the assumption by Wagner of the Pneumo Abex Asbestos Claims.  The MFW Parties and the Cooper Defendants agree and acknowledge that, effective upon the Closing, the Mutual Guaranty shall be void and of no further force or effect, and the Parties further agree to execute, at or before the Closing (to be effective upon the Closing), the Termination of the Mutual Guaranty in the form attached hereto as Exhibit B (the “Mutual Guaranty Termination”).  Notwithstanding any provision of this Section 2, nothing in this Agreement shall release or prevent any Pneumo Party from pursuing any claim or right that such Pneumo Party is specifically permitted to pursue against Federal-Mogul Products, Inc. or any successor in interest to Federal-Mogul Products, Inc. under the terms of the consummated Plan of Reorganization of Federal-Mogul Global, Inc., et al., case no. 01-10578 (jointly administered), that had been pending in the United States Bankruptcy Court for the District of Delaware.

(e)           From and after the Closing, each of the MFW Parties, for themselves and the other Pneumo Parties, and each of the Cooper Defendants, for themselves and the other Cooper Parties, covenants not to sue any or all of the Cooper Parties and Apex and and the Pneumo Parties or MacAndrews & Forbes Holdings Inc., respectively, name any of them as a defendant, cross-defendant or third-party defendant in any suit or institute a cause of action, assert any claim or demand against any of them in any proceeding, or encourage or solicit others to or assert any claim or demand against any of them in any proceeding, either at law, in equity or otherwise, for any claim, demand or cause of action now accrued or that may hereafter accrue, relating to, in connection with or arising out of (i) the APA or the Mutual Guaranty; (ii) any and all indemnification agreements relating to the sale by Pneumo Corp. of the assets of its friction products business to Wagner pursuant to the APA; (iii) any of the transactions described in the Pneumo Complaint; (iv) the conduct of the joint venture between Cooper and Danaher Corporation (Apex Tool Group LLC) announced on July 6, 2010; (v) any Pneumo Abex Asbestos Claim; or (vi) any other matter released by this Agreement, other than claims, demands, damages, losses, costs, expenses or causes of action arising under this Agreement or any other Transaction Document for any failure on the part of any Party to fulfill its obligations under this Agreement or any other Transaction Document.

(f)           If for any reason the Closing shall not occur as provided herein, then the provisions of Sections 2(a), 2(b), 2(c), 2(d) and 2(e) shall be void and of no further force or effect, and the APA and the Mutual Guaranty shall continue to be effective by and among the Parties respectively thereto to the extent each of them currently is so effective in the absence of this Agreement.

(g)           Each of the MFW Parties, for themselves and the other Pneumo Parties, and each of the Cooper Defendants, for themselves and the other Cooper Parties, respectively, also hereby fully and forever releases, effective as of the Closing Date, the Cooper Parties and the Pneumo  Parties, respectively, from any and all liability that may in the future arise or that arises, directly or indirectly, related to the negotiation, preparation, and execution of this Agreement and the transactions contemplated herein (other than any liability for any failure on the part of any Party to fulfill its obligations under this Agreement or any other Transaction Document), specifically including any liability such Party might incur for any federal, state or local income tax consequences which might arise from the amount or form of the payments made to any other such Party or the Settlement Trust.

(h)           Not later than three (3) Business Days after the execution of this Agreement,  counsel for Pneumo Abex and counsel for the Cooper Defendants shall file a request for a pre-motion conference notifying the Court of their intention to file a motion seeking approval of this Agreement in an order substantially in the form of Exhibit N hereto (the “Order Approving Settlement”). Counsel for Pneumo Abex and counsel for the Cooper Defendants will seek to obtain the consent of Danaher Corporation (“Danaher”) to the approval motion.

(i)           On or before the Closing, Mafco Worldwide and Pneumo Abex shall enter into the amendment attached as Exhibit D (the “Assignment Agreement Amendment”) pursuant to which that certain Assignment and Assumption Agreement, dated as of October 29, 2004, by and between Mafco Worldwide and Pneumo Abex (the “Assignment Agreement”) shall be amended to terminate the obligation of Mafco Worldwide to indemnify Pneumo Abex for “Special Retained Liabilities” (as defined in the Assignment Agreement) and to terminate the obligation of Mafco Worldwide to fund advances to Pneumo Abex pursuant to Section 4.6 of the Assignment Agreement, in each case, effective for all events on or after the Closing Date.

(j)           Following receipt of the IRS Ruling (as defined below), counsel for Pneumo Abex and counsel for the Cooper Defendants shall promptly execute, and shall request that counsel for Danaher promptly execute (without cost to any Party), the Stipulation of Discontinuance, with prejudice attached hereto as Exhibit E (the “Stipulation”), which Stipulation shall be filed with the Court promptly.

3.           Payments; Contributions into Settlement Trust; Guarantee; Other Covenants.

(a)           On the Closing Date, subject in each case to the adjustments provided in Section 3(d) (collectively, the “Payment Adjustments”), Cooper will deposit into the Settlement Trust, as defined in Section 4, (A) $250 million in cash by wire transfer to an account designated by the Settlement Trust (the “Initial Payment”) and (B) a non-interest bearing, non-negotiable note in the form attached hereto as Exhibit F (the “Note”) payable to the Settlement Trust and in the principal amount of $57.5 million, payable in the amount of $17 million on each of the first and second anniversary of the Closing, and in the amount of $11.75 million on each of the third and fourth anniversary of the Closing (each such payment, a “Note Payment”); provided however that if any such date for payment is not a Business Day, the deadline for payment shall be the first Business Day occurring thereafter.  The Note shall provide that if any Person (other than (A) any Cooper Defendant or any of their respective Affiliates or (B) any equityholder or creditor (other than a tort claimant) of any Cooper Defendant, in either case, in its capacity as such) shall commence an action or proceeding before any Governmental Authority (x) seeking to nullify or set aside this Agreement or the Mutual Guaranty Termination or (y) seeking other relief that would materially diminish the benefit to any of the Cooper Defendants of the transactions contemplated by this Agreement and the other Transaction Documents (collectively, the “Transaction”) or materially adversely alter the obligations of any Cooper Defendant in the Transaction, each Note Payment due on or after the date of commencement of such action or proceeding (including any payments due from the Guarantors pursuant to the Guaranty (as defined below)) shall be paid into an escrow account mutually acceptable to Cooper and the Settlement Trust and held for the benefit of the Settlement Trust or Cooper until an order or judgment in such action or proceeding has been rendered by such Governmental Authority as to which (i) no appeal, notice of appeal, motion to amend or make additional findings of fact, motion to alter or amend judgment, motion for rehearing or motion for new trial has been timely filed or, if any of the foregoing has been timely filed, it has been disposed of in a manner that upholds and affirms such order or judgment in all material respects without the possibility for further appeal or rehearing thereon; (ii) the time for instituting or filing an appeal, motion for rehearing or motion for new trial shall have expired; and (iii) no stay is in effect (a “Final Order”).  If the Final Order (I) nullifies or sets aside this Agreement or the Mutual Guaranty Termination or (II) grants other relief that would materially diminish the benefit to any of the Cooper Defendants of the Transaction or materially adversely alter the obligations of any Cooper Defendant in the Transaction (clause (I) and (II) each, a “Note Termination Event”), all amounts held in escrow shall be released to Cooper within five (5) Business Days after the order or judgment becomes a Final Order and Cooper shall have no further obligations to make any Note Payments.  If the Final Order does not nullify or set aside this Agreement or the Mutual Guaranty Termination or grant other relief that would materially diminish the benefit to any of the Cooper Defendants of the Transaction or materially alter the obligations of any Cooper Defendant in the Transaction, all amounts held in escrow shall be released to the Settlement Trust within five (5) Business Days after the order or judgment becomes a Final Order and any future Note Payments shall be made directly to the Settlement Trust.

(b)           On the Closing Date, Cooper Parent and Cooper US (the “Guarantors”) will jointly and severally, unconditionally and irrevocably, guarantee to the Settlement Trust the punctual payment when due, whether at the applicable payment date set forth in the Note, by acceleration or otherwise, of all Note Payments payable pursuant to the terms of the Note, subject to the Payment Adjustments pursuant to a guaranty agreement in the form attached hereto as Exhibit G (the “Guaranty”).

(c)           The Note shall provide that upon the occurrence of an Event of Default (as defined in the Note), all outstanding Note Payments (subject to the Payment Adjustments) shall immediately become due and payable.  Effective as of the Closing Date, Cooper (pursuant to the Note) and  Cooper US and Cooper Parent (pursuant to the Guaranty) shall each irrevocably authorize any attorney retained by the Settlement Trust to appear at any time after the occurrence of an Event of Default (which in the case of clause (i) or (ii) of the definition of Event of Default, Cooper, following notice, does not dispute in good faith as provided therein), in any court of competent jurisdiction in New York County, New York, and present a confession of judgment in the form attached hereto as Exhibit H (the “Confession of Judgment”), for all outstanding Note Payments (subject to the Payment Adjustments) payable to the Settlement Trust pursuant to the Note and the Guaranty (including (x) amounts payable by reason of the acceleration of the Note Payments and (y) simple interest on such unpaid accelerated amounts at the rate of 6% per annum accruing from the date of acceleration until the date such amounts are paid in full).  The Note and the Guaranty shall provide that the right of the Settlement Trust to appear and present the Confession of Judgment shall terminate if, following the occurrence of an Event of Default, Cooper, Cooper US or Cooper Parent pays in full all Note Payments (subject to the Payment Adjustments) due (including all amounts payable by reason of the acceleration and simple interest at the rate of 6% per annum as described above).  Each of the Note and the Guaranty shall provide that MFW Sub may enforce the Settlement Trust’s rights under the Note and the Guaranty, respectively, under certain circumstances as provided therein.

(d)           The Note shall provide that amounts due from Cooper shall be subject to the following Payment Adjustments:

(i)
The first Note Payment shall be reduced by the sum of all reasonable defense and settlement costs and expenses and any judgment(s) actually paid by Cooper in respect of Pneumo Abex Asbestos Claims during the period from and after the date of this Agreement through the Closing Date (the sum of all amounts described in this Section 3(d)(i), the “Interim Costs”), provided that reasonable documentation of all such amounts shall be delivered to the Settlement Trust on or before such first Note Payment is due, and provided further that in no event may the Interim Costs exceed $10 million in the aggregate.

(ii)
Notwithstanding the indemnification obligation of the Settlement Trust under the Settlement Trust Agreement (as defined below) and which is described in Section 4(h), if, for any reason, Cooper actually and reasonably incurs costs to defend or pay judgments or settlements that constitute Losses (as defined below) for which it is entitled to indemnification under the Settlement Trust Agreement (any such Losses, the “Indemnified Costs”), each Note Payment shall be reduced by the amount of any Indemnified Costs incurred and actually paid by Cooper during the 12-month period preceding the date on which such Note Payment is due and payable and with respect to which Cooper has not received reimbursement.  If no further Note Payments are due at the time any Indemnified Costs are actually incurred by Cooper, then the Settlement Trust shall reimburse, or shall cause Pneumo Abex to reimburse, all such Indemnified Costs directly to Cooper within 30 days after submission of notice and documentation substantiating such expenditure.

(e)           On the Closing Date, (x) MFW Sub will pay (i) $5 million in cash to the Settlement Trust and (ii) $7.5 million in cash to Pneumo Abex and (y) Mafco Worldwide will pay $7.5 million in cash to Pneumo Abex.

(f)           On the Closing Date, MFW Sub will transfer all of the membership interests in Pneumo Abex to the Settlement Trust and resign as managing member, and the Settlement Trust will become the sole owner and new managing member of Pneumo Abex pursuant to the Interest

Assignment Agreement attached as Exhibit I (the “Interest Assignment Agreement”).  On the Closing Date, the limited liability company agreement of Pneumo Abex will be amended and restated pursuant to the Second Amended and Restated Limited Liability Company Agreement attached hereto as Exhibit J.

(g)           All amounts paid to the Settlement Trust by Cooper (including all proceeds thereof and income thereon) shall be used solely and exclusively as provided in the Settlement Trust Agreement, including (i) for defense costs, settlement costs, and payment of judgments related to the Pneumo Abex Asbestos Claims; (ii) to pay for the indemnification obligations owing to Cooper and MFW and each of their Affiliates as set forth in the Settlement Trust Agreement (as defined below); (iii) to pay reasonable out-of-pocket expenses, including (A) Settlement Trust expenses and taxes properly owed by the Settlement Trust, and (B) management fees, attorney’s fees and expenses, defense and indemnification payable under the Management Agreement (as defined below) and any other amount required to be paid pursuant to the Management Agreement; (iv) to pay costs of recovering under insurance in respect of Pneumo Abex Asbestos Claims; (v) to satisfy indemnification obligations to the ST Trustees, the Delaware Trustee and the Institutional Monitor (each as defined below); and (vi) only if and to the extent that all other funds then available or payable to Pneumo Abex (including funds constituting cash on hand or funds due to Pneumo Abex from any other source) are insufficient, to pay no more than the Annual Ceiling annually in respect of costs actually and reasonably incurred by Pneumo Abex.   The “Annual Ceiling” on the Closing Date shall be $100,000 and shall be increased by ten percent (10%) every fifth anniversary of the Closing Date.  From and after the Closing, after taking into account and making payments required under applicable allocation agreements with third parties (whether now existing or entered into after the date hereof by or on behalf of Pneumo Abex) or the good faith allocation of insurance proceeds, if any, in the event there is no such enforceable allocation agreement, Pneumo Abex shall cause all proceeds of insurance (including proceeds of settlement agreements in respect of insurance) paid in respect of Pneumo Abex Asbestos Claims and/or related defense costs and expenses to be paid over to the Settlement Trust promptly upon receipt. In furtherance of the foregoing, the Parties shall, to the extent practicable, use commercially reasonable efforts to establish a security interest in favor of the Settlement Trust in any such insurance proceeds that are actually received by or on behalf of Pneumo Abex and required to be paid to the Settlement Trust pursuant to the foregoing sentence, provided the creation of such security interest shall not be a condition precedent to the Closing.

(h)           If the Closing has not occurred on or before eighteen months from the date of this Agreement, MFW and Cooper shall each have the right to request prompt commencement of new negotiations regarding the payments due under Section 3(a) or Section 3(e) and upon such request, the Parties shall promptly commence and participate in good faith in such negotiations.

(i)           Each Party covenants and agrees to use commercially reasonable efforts to obtain the satisfaction of the conditions specified in Section 10 of this Agreement as promptly as practicable after the date hereof.  The MFW Parties shall inform Cooper reasonably promptly of any communication received from or made to any Governmental Authority in connection with the IRS Ruling.

(j)           From and after the date of this Agreement and until the Closing Date, except as otherwise required under this Agreement (including execution of the Transfer Agreement Amendment (as defined below) and the Assignment Agreement Amendment (as defined below)), or except to the extent otherwise consented to by Cooper (such consent not to be unreasonably withheld), Pneumo Abex shall (i) conduct its business, and maintain and operate its assets in the ordinary course of business and consistent with past practice, including consulting in good faith with Cooper in respect of Cooper’s proposed insurance settlements of Pneumo Abex Asbestos Claims and turning over qualified insurance payments to Cooper and (ii) use commercially reasonable efforts to preserve, in accordance with past practices, all of Pneumo Abex’s material rights, licenses, permits and authorizations.

(k)           The MFW Parties will cause the assets of Pneumo Abex on the Closing Date to include, among other assets: (i) all rights of Pneumo Abex then-existing to, in and under the Insurance Contracts, and (ii) all of its then-existing rights to and in that certain Stock Purchase Agreement dated as of April 28, 1988 by and between IC Industries, Inc. (whose successor by merger is Pepsi (as defined below)) and PA Holdings Corporation (whose successor by merger is Pneumo Abex), as amended (including by the insurance protocol letter and the Settlement Agreement dated as of September 23, 1991 between Whitman Corporation (whose successor by merger is Pepsi) and Pneumo Abex Corporation (whose successor by merger is Pneumo Abex)), the Assignment Agreement (as amended by the Assignment Agreement Amendment), and all other agreements, as amended through the Closing Date (including after giving effect to the Transfer Agreement Amendment), pursuant to which Pneumo Abex directly or indirectly may be entitled to indemnification, contribution or reimbursement from any Person.

(l)           After the Closing, each of the MFW Parties (other than Pneumo Abex) and Cooper Defendants agrees that to the extent it receives any insurance proceeds paid on account of or attributable to a liability of Pneumo Abex, such insurance proceeds shall be held in trust for the benefit of Pneumo Abex and paid over to Pneumo Abex or the Management Company, as the case may be, promptly following receipt thereof.

(m)           Each of the MFW Parties and Cooper Defendants hereby acknowledge that pursuant to CPLR § 3218(b), the Confession of Judgment may only be entered within three years of the date of its execution.  In order to give effect to the intent of Section 3(c) with respect to all Note Payments, on the eighteen month anniversary of the Closing Date, each Cooper Defendant shall execute and deliver to the Settlement Trust a replacement Confession of Judgment in the form attached as Exhibit H, dated as of the date of delivery.

4.           Governance of the Settlement Trust.   On or before the Closing Date, MFW Sub and Cooper shall establish a trust under Delaware law (the “Settlement Trust”), which trust shall be governed by the trust agreement in the form attached as Exhibit K (as such form may be amended or modified in an administrative manner on request by the Institutional Monitor and mutually agreeable to Cooper and MFW, the “Settlement Trust Agreement”).   The Settlement Trust shall have only funding obligations in respect of Pneumo Abex costs and expenses as set forth in the Settlement Trust Agreement, and, from and after the Closing Date, Pneumo Abex shall be solely responsible for the defense and payment (to the extent required) of the Pneumo Abex Asbestos Claims.  The Settlement Trust Agreement will provide, among other things, the following:

(a)           Trustees; Institutional Monitor.  The Settlement Trust will have two categories of trustees.  The first category of trustees (collectively, the “ST Trustees”) initially will consist of Terry A. Klebe (the “First Trustee”) and Sandra A. Bloch (the “Second Trustee”), and shall never include more than three trustees at any one time.  The second category of trustees (the “Delaware Trustee”) shall act as the Delaware trustee for purposes of Chapter 38 of title 12 of the Delaware Code and perform such administrative roles as may be assigned to it in the Settlement Trust Agreement.  The initial Delaware Trustee shall be a Delaware-based institution mutually agreeable to Cooper and MFW Sub.  An entity with substantial experience acting as a fiduciary shall serve as institutional monitor of the Settlement Trust (the “Institutional Monitor”) and shall, among other powers and duties, have the power to remove any ST Trustee if such ST Trustee fails to observe the required standard of conduct outlined in the Settlement Trust Agreement.  The initial Institutional Monitor shall be a Delaware-based institution mutually agreeable to Cooper and MFW Sub, and, at any and all times, the Institutional Monitor may be the same institution as the Delaware Trustee.

(b)           Succession.  Any Person serving as ST Trustee may appoint its own successor.  If a Person serving as ST Trustee fails to appoint any successor, if a Person serving as ST Trustee is removed for cause or if a named successor is not available to serve as ST Trustee, the successor will be selected by the remaining ST Trustee(s).

(c)           Residual Assets.  One or more charitable organizations selected by the ST Trustees then serving shall be entitled to receive any residual Settlement Trust funds remaining in the Settlement Trust at such time as no Pneumo Abex Asbestos Claim remains pending or unpaid, and, among other things specified in the Settlement Trust Agreement, the ST Trustees shall conclude that it is unlikely that any new Pneumo Abex Asbestos Claim will be asserted against Pneumo Abex.  Such charitable organization shall, (i) if practicable, be related, at least in part, to the treatment of, research on, or the relief of individuals suffering from lung disorders, and (ii) not bear any relationship to the ST Trustees, MFW, Cooper or any of their Affiliates.

(d)           Investment Policy.  The Settlement Trust will be subject to the investment policy set forth as Exhibit E to the Settlement Trust Agreement.

(e)           Payment of the Fees and Expenses of the Trustees.  The Settlement Trust shall pay (i) to each ST Trustee compensation according to the terms set forth in the Settlement Trust Agreement, (ii) to the Delaware Trustee compensation according to the terms set forth in the

Settlement Trust Agreement and (iii) to the Institutional Monitor compensation according to the terms set forth in the Settlement Trust Agreement.

(f)           Exculpation.  The Settlement Trust will exculpate and indemnify each ST Trustee, the Delaware Trustee and the Institutional Monitor with respect to good-faith actions taken in performance of their respective duties as provided in the Settlement Trust Agreement, other than for fraud, gross negligence or willful misconduct.

(g)           Indemnity.  Pursuant to the Settlement Trust Agreement, the Settlement Trust shall indemnify, defend and hold harmless each of the Cooper Parties and the Pneumo Parties (other than Pneumo Abex) from, against, and in respect of, any and all claims, liabilities, obligations, damages, losses, costs, expenses, penalties, fines, and judgments (at equity or at law, including statutory and common) whenever arising or incurred (including interest, all amounts paid in settlement and all costs of investigation or defense (including reasonable attorneys’ fees and expenses incurred in connection with enforcing indemnification rights hereunder, whether in connection with a direct claim, third-party claim or otherwise)) (collectively, “Losses”), arising out of, resulting from or relating to:

(i)	any Pneumo Abex Asbestos Claim, or

(ii)
any claim for indemnification by any insurer that is party to or the successor of a party to an Insurance Contract (as defined in the Settlement Trust Agreement) that provides coverage for Pneumo Abex Asbestos Claims but only in respect of indemnification obligations arising from the payment by such insurer in connection with Pneumo Abex Asbestos Claims,

(iii)	any claim by any Person holding a Pneumo Abex Asbestos Claim or any Person having an indemnification obligation to Pneumo Abex or having or having or claiming rights to coverage under any Insurance Contract (as defined below), in each case, as a result of the transactions contemplated by this Agreement or any other Transaction Document, including a claim by any such Person (other than (A) any Cooper Defendant or any of their respective Affiliates or (B) any equityholder or creditor (other than a tort claimant) of any Cooper Defendant, in either case, in its capacity as such) (x) seeking to nullify or set aside this Agreement or the Mutual Guaranty Termination or (y) seeking other relief that would materially diminish the benefit to any of the Cooper Defendants of the Transaction or materially adversely alter the obligations of any Cooper Defendant in the Transaction, or

(iv)
any claim by any Person (other than an equityholder or creditor of a Party (other than Pneumo Abex), in its capacity as such) against a Party relating to, resulting from or arising out of any conduct by a Party pursuant to a Transaction Document, other than any claim (A) to the extent relating to Cooper’s failure to pay any portion of a Note Payment (subject to the Payment Adjustments) pursuant to the Note; (B) to the extent related to a breach of a representation or warranty by a Party to this Agreement; or (C) to the extent arising as a result of a dispute between or among the Parties relating to any breach of a Party’s covenants or agreements contained in any Transaction Document (collectively, the claims subject to indemnification pursuant to this Section being the “Indemnified Obligations”).  The Indemnified Obligations shall be paid as they are incurred; provided, that if any payment is required for the final disposition or settlement of a related proceeding, such amounts shall be paid prior to the time such payment is due to finally dispose of or settle such related proceeding.  In addition, pursuant to the Settlement Trust Agreement, the Settlement Trust shall indemnify and hold harmless Pneumo Abex from Losses arising out of, resulting from or relating to Pneumo Abex Asbestos Claims and the other matters described in clauses (i), (ii) and (iii) above, subject to certain exceptions as set forth in the Settlement Trust Agreement.

(h)           Amendments.  Except as otherwise provided in the Settlement Trust Agreement with respect to the Settlement Trust’s investment policy, the Settlement Trust Agreement may not be amended or modified, except that (i) Cooper and MFW Sub may, upon mutual agreement and with the consent of the Court, adopt amendments within one year of the Closing Date; and (ii) the Court may, on application of the ST Trustees and with notice to the Institutional Monitor and, if within five years of the Closing Date, MFW Sub and Cooper, approve amendments, provided, however, that any such amendment shall not adversely affect the rights or obligations of either the Cooper Defendants or the MFW Parties (other than Pneumo Abex) without the prior written consent of each Party so affected, which consent may be withheld in such Party’s sole discretion.  Notwithstanding the foregoing, the ST Trustees, with the consent of the Institutional Monitor, are authorized to amend the Settlement Trust Agreement from time to time by written instrument, but only for the purpose of complying with all of the requirements of the I.R.C. (as defined below), the applicable Treasury Regulations and the Internal Revenue Service (the “IRS”) with respect to a QSF (as defined below); provided, however, that any such amendment shall not adversely affect the rights or obligations of any of the Cooper Parties or the MFW Parties (other than Pneumo Abex) without the prior written consent of each Person so affected, which consent may be withheld in such Person’s sole discretion.

5.           Management Agreement.

On or before the Closing Date, Pneumo Abex shall enter into a management agreement (the “Management Agreement”) with a management company (the “Management Company”) owned and controlled by the Settlement Trust in the form attached as Exhibit L hereto, or in such other form as is agreed to by MFW Sub, Cooper and the Management Company.  The Management Agreement will provide that, from and after the Closing Date, the Management Company shall, subject to the oversight and approval of the managing member of Pneumo Abex as provided therein, manage the affairs of Pneumo Abex on a day-to-day basis, including retention and oversight of counsel in connection with claims against Pneumo Abex, insurance recovery matters and other matters relating to Pneumo Abex’s historical relationships and activities.  The Management Company will be promptly reimbursed by Pneumo Abex for all reasonable and documented out-of-pocket expenses actually incurred in performance of its duties under the Management Agreement.  As set forth in the Management Agreement, Pneumo Abex shall exculpate and indemnify the Management Company with respect to actions taken in performance of its duties as manager, other than for fraud, gross negligence, willful misconduct or actions beyond the scope of its authority under the Management Agreement.  The Management Agreement may not be assigned (other than as permitted pursuant to its terms), or amended or modified (except as otherwise provided therein) without the prior written approval of the Institutional Monitor.

6.           Consulting Agreements.

On the Closing Date, Cooper, Pneumo Abex and the Management Company shall enter into an agreement in the form of Exhibit M-1 (the “Consulting Agreement”) to govern the terms on which management of ongoing Pneumo Abex Asbestos Claims will be transitioned to Pneumo Abex and the Management Company following the Closing Date, and Mafco Consolidated,

Pneumo Abex and the Management Company shall, and the MFW Parties shall cause MCG Intermediate Holdings Inc. to, enter into an agreement in the form of Exhibit M-2 (the “MCG Consulting Agreement” and, together with the Consulting Agreement, the “Consulting Agreements”) to govern the terms on which Mafco Consolidated and MCG Intermediate Holdings Inc. shall provide administrative support and other transition services to Pneumo Abex and the Management Company for a defined period following the Closing Date.  From the date of this Agreement until the Closing Date, Cooper will manage ongoing Pneumo Abex Asbestos Claims at Cooper’s expense net of insurance, except and to the extent provided in this Agreement (including Section 3(d) hereof). Upon the Closing, Pneumo Abex and the Management Company (on behalf of Pneumo Abex) will assume responsibility for the management of the Pneumo Abex Asbestos Claims and, as soon as practicable following the Closing Date, shall establish or procure from a third party all administrative and support services required for the management of such claims.

7.           Representations and Warranties of the MFW Parties.

Except as set forth in the disclosure schedule attached to this Agreement as Schedule A, each of the MFW Parties, jointly and severally, represent to Cooper, Cooper Ltd, and Cooper Parent as follows:

(a)           Organization.  Each of the MFW Parties is a corporation or limited liability company, as applicable, duly formed and validly existing under the laws of its jurisdiction of incorporation or organization, as applicable.

(b)           Authorization.  Each of the MFW Parties has all requisite corporate or limited liability power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by each of the MFW Parties of this Agreement and each other

Transaction Document to which an MFW Party is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the board of directors or other governing body of each of the MFW Parties after receipt and review of an actuarial report prepared by an independent third party, and no other corporate or similar proceeding, consent or authorization on the part of any MFW Party is necessary to authorize any Transaction Document to which it is or will be a party of the transactions contemplated hereby or thereby.

(c)           Enforceability.  This Agreement constitutes, and, when executed and delivered, each other Transaction Document to which any MFW Party is a party will constitute, the legal, valid and binding obligations of each of the MFW Parties that is a party hereto or thereto, enforceable against such MFW Party in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law).

(d)           Absence of Restrictions and Conflicts.  The execution, delivery and performance of this Agreement and each other Transaction Document to which an MFW Party will be a party, and the consummation of the transactions contemplated hereby and thereby, do not or will not (as the case may be), with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, permit the acceleration of any obligation under or create in any party the right to terminate, modify or cancel, (i) any term or provision of the organizational documents of any MFW Party, (ii) any contract, agreement, permit, franchise, license or other instrument applicable to any MFW Party (other than Insurance Contracts, as to which no representations or warranties are made in this Section 7(d) and are made exclusively in Section 8(d)), or (iii) any judgment, decree or order of any court or Governmental Authority (as defined below) to which any MFW Party is a party or by which any MFW Party is bound.  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required with respect to the execution, delivery or performance of this Agreement or any other Transaction Document or the consummation of the transactions contemplated hereby and thereby by any MFW Party.

(e)           Structure.  Section (e) of Schedule A sets forth a true, complete and correct diagram of the corporate organization of the MFW Parties and their subsidiaries as of the date hereof.

(f)           Related Party.  As of the Closing Date, none of Sandra A. Bloch, any of her Affiliates or family members, or any Affiliate of such family member (i) shall have the right to receive any compensation or equity interests (or securities or other rights exercisable or convertible into equity interest) from any MFW Party in respect of her services as an ST Trustee or (ii) shall be a party to, or beneficiary of, any material transaction with any of the MFW Parties or any of their Affiliates that, if Ms. Bloch were a “related person” (as such term is defined in Item 404 of Regulation S-K under the Securities Act of 1933) of MacAndrews & Forbes Holdings Inc., would be required to be disclosed on Form 10-K under the Securities Exchange Act of 1934 if such act applied.

8.           Representations of Pneumo Abex and Mafco Worldwide.

  Except as described in the disclosure schedule attached to this Agreement as Schedule B, Pneumo Abex and Mafco Worldwide, jointly and severally represent to Cooper, Cooper Ltd and Cooper Parent as follows:

(a)           Records.  Pneumo Abex has made available to Cooper true, correct and complete copies of the record books with respect to actions taken by its equity holders, members and managers, as applicable.

(b)           No Undisclosed Liabilities; Solvency.  To the knowledge of each of the officers of Pneumo Abex or Mafco Worldwide, (i) Pneumo Abex has no liabilities or obligations (whether absolute, accrued, contingent or otherwise) that are not adequately reflected or provided for in the balance sheet of Pneumo Abex attached hereto in Section (b) of Schedule B, except liabilities associated with Pneumo Abex Asbestos Claims, liabilities directly managed and paid by an indemnitor of Pneumo Abex, and immaterial liabilities and obligations that have been incurred since the date of the balance sheet in the ordinary course of business; and (ii) there are no material contingent liabilities of Pneumo Abex that are not described on Section (b) of Schedule B, other than Pneumo Abex Asbestos Claims with respect to which any representation or warranty is hereby expressly disclaimed.  Assuming the continued performance by various indemnitors and guarantors of Pneumo Abex, Pneumo Abex currently is able to meet its obligations as they mature and, to the knowledge of each of the officers of Pneumo Abex or Mafco Worldwide, reasonably expects that, following the consummation of the transactions contemplated by this Agreement and again assuming the continued performance by various indemnitors and guarantors (other than Cooper but assuming performance by the Settlement Trust), it will continue to be able to meet its obligations as they mature.

(c)           Legal Proceedings.  Other than Pneumo Abex Asbestos Claims, Pneumo Abex is indemnified and the indemnitor is currently performing and, to the knowledge of each of the officers and directors of Pneumo Abex and Mafco Worldwide, will continue to perform with respect to any and all suits, actions, claims, arbitrations, proceedings or investigations pending

against Pneumo and any and all judgments, decrees, injunctions, rules or orders of any Governmental Authority against Pneumo Abex.   Section (c) of Schedule B contains a list, that is accurate and complete in all material respects, of all suits, actions, claims, arbitrations, proceedings or investigations pending against Pneumo Abex as of the date hereof (other than Pneumo Abex Asbestos Claims).   Neither the officers of Pneumo Abex nor Mafco Worldwide have any knowledge of any suits, actions, claims, arbitrations, proceedings or investigations that have been threatened against Pneumo Abex.

(d)           Insurance Policies.  Section (d) of Schedule B sets forth a list that is accurate and complete in all material respects of all policies of insurance maintained, owned, held by or providing coverage to Pneumo Abex, other than contracts of insurance that are unlikely ever to cover a material claim or group of claims against Pneumo Abex (collectively, the “Insurance Contracts”).  To the knowledge of each of the officers of Pneumo Abex or Mafco Worldwide, the Insurance Contracts are valid and binding in accordance with their terms, and in full force and effect, and will continue in effect after the Closing, except to the extent (i) the available limits under the Insurance Contracts have been eroded before the Closing Date by the payment of claims, (ii) the insurer has commenced or had commenced against it prior to the Closing Date an insolvency or liquidation proceeding or a scheme of arrangement (each, an “Insurer Insolvency Proceeding”) or (iii) the Insurance Contracts have been compromised or settled in connection with environmental coverage disputes managed by Pepsi-Cola Metropolitan Bottling Company, Inc. or its predecessors in interest (collectively, “Pepsi”) or coverage disputes involving Pneumo Abex Asbestos Claims (collectively, the “Coverage Disputes”).  Neither Pneumo Abex nor any of its Affiliates has received written notice (other than any notice delivered as part of the Coverage Disputes or any Insurer Insolvency Proceeding) that (i) Pneumo Abex has breached or defaulted under any of such Insurance Contracts, or (ii) any event has occurred that would permit termination, modification, acceleration or repudiation of such Insurance Contracts.  To the knowledge of each of the officers of Pneumo Abex or Mafco Worldwide, neither Pneumo Abex nor any of its Affiliates is in default in any material respect under any Insurance Contract, nor has Pneumo Abex or any of its Affiliates failed to give any notice of any material claim under such Insurance Contract in due and timely fashion.

(e)           Indemnities.  Section (e) of Schedule B sets forth a list that is accurate and complete in all material respects of all agreements pursuant to which Pneumo Abex is entitled to indemnification from any other Person.

(f)           Conduct of Business.  Since December 31, 2004, (i)  Pneumo Abex has operated only in the ordinary course of business and consistent with past practices; (ii) to the extent required, Pneumo Abex has continued to perform in all material respects under, and, other than with respect to Federal-Mogul Products, Inc. or an indemnity that is immaterial to Pneumo Abex, not received notice of termination of, any material agreements pursuant to which Pneumo Abex directly or indirectly may be entitled to indemnification, contribution or reimbursement from any solvent insurer or other solvent Person; (iii) Pneumo Abex’s Insurance Contracts and indemnification rights vis-à-vis Pepsi are in full force and effect; and (iv) Pneumo Abex has either (1) managed its rights under the Insurance Contracts in a manner generally intended to maximize recovery thereunder and consistent with maintaining the availability of such rights to satisfy the applicable Pneumo Abex liabilities or (2) shared management of the rights under the Insurance Contracts with Cooper or Pepsi pursuant to agreements made available to Cooper.

9.           Representations and Warranties of the Cooper Defendants.

Except as described in the disclosure schedule attached to this Agreement as Schedule C, the Cooper Defendants jointly and severally represent to the MFW Parties as follows:

(a)           Organization.  Each of the Cooper Defendants is a corporation or limited liability company, as applicable, duly formed and validly existing under the laws of its jurisdiction of incorporation or organization, as applicable.

(b)           Authorization.  Each Cooper Defendant has all requisite corporate or limited liability company power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by each Cooper Defendant of this Agreement and each other Transaction Document to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the boards of directors or other governing bodies of each Cooper Defendant, and no other corporate or similar proceeding, consent or authorization on the part of any Cooper Defendant is necessary to authorize any Transaction Document to which it is or will be a party of the transactions contemplated hereby or thereby.

(c)           Enforceability.  This Agreement constitutes, and, when executed and delivered, each other Transaction Document to which a Cooper Defendant is a party will constitute, the legal, valid and binding obligations of the Cooper Defendants, as applicable, enforceable against the Cooper Defendants, as applicable, in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law).

(d)           Absence of Restrictions and Conflicts.  The execution, delivery and performance of this Agreement and each other Transaction Document to which a Cooper Defendant will be a party, and the consummation of the transactions contemplated hereby and thereby, do not or will not (as the case may be), with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, permit the acceleration of any obligation under or create in any party the right to terminate, modify or cancel, (a) any term or provision of the organizational documents of any of the Cooper Defendants, (b) any contract, agreement, permit, franchise, license or other instrument applicable to any of the Cooper Defendants, or (c) any judgment, decree or order of any court or Governmental Authority to which any of the Cooper Defendants is a party or by which any of the Cooper Defendants is bound.  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required with respect to the execution, delivery or performance of this Agreement or any Transaction Document or the consummation of the transactions contemplated hereby or thereby by any of the Cooper Defendants.

(e)           Structure.  Section (e) of Schedule C sets forth a true, complete and correct diagram of the corporate organization of the Cooper Defendants and their subsidiaries as of the date hereof.

(f)           Related Party.  As of the Closing Date, none of Mr. Terry Klebe, any of his Affiliates or family members, or any Affiliate of such family member (i) shall have the right to receive from any Cooper Defendant any compensation based on his services as an ST Trustee, (ii) shall have the right to receive from any Cooper Defendant or any of their Affiliates any equity interests (or securities or other rights exercisable or convertible into equity interest) of any Cooper Defendant that is earned on any basis other than passage of time or (iii) shall be a party to, or beneficiary of, any material transaction with any of the Cooper Defendants or any of their Affiliates that, if Mr. Klebe were a “related person” (as such term is defined in Item 404 of Regulation S-K under the Securities Act of 1933) of Cooper, would be required by be disclosed on Form 10-K under the Securities Exchange Act of 1934.

10.           Conditions to Closing.

(a)           The obligations of the MFW Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by MFW in writing) of the following conditions as of the Closing Date:

(i)
Representations and Warranties.  Each of the representations and warranties of the Cooper Defendants contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date (except with respect to representations and warranties which speak to an earlier date, in which case, as of such earlier date).

(ii)
Covenants.  The Cooper Defendants shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by them before or on the Closing Date.

(iii)	Closing Deliveries.

(1)
Cooper shall have delivered to MFW a certificate, signed by an executive officer of Cooper Parent on behalf of all Cooper Defendants and dated as of the Closing Date, certifying as to the matters set forth in Section 10(a)(i) and Section 10(a)(ii).

(2)	the Settlement Trust shall have received a copy of the Confession of Judgment, duly executed by Cooper, Cooper US and Cooper Parent;

(3)	MFW shall have received evidence reasonably satisfactory to MFW of payment of the Initial Payment; and

(4)
MFW shall have received evidence reasonably satisfactory to MFW of delivery of the Note and the Guaranty, duly executed, to the Settlement Trust, which Note and Guaranty shall both be in full force and effect.

(b)           The obligations of the Cooper Defendants to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Cooper in writing) of the following conditions as of the Closing Date:

(i)
Representations and Warranties of the MFW Parties.  Each of the representations and warranties of the MFW Parties contained in Section 7 shall be true and correct in all material respects as of the date hereof and as of the Closing Date (except with respect to representations and warranties which speak to an earlier date, in which case, as of such earlier date).

(ii)
Covenants. The MFW Parties shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by them before or on the Closing Date.

(iii)
Representations and Warranties Relating to Pneumo Abex.  Each of the representations and warranties of Pneumo Abex and Mafco Worldwide contained in Section 8 shall be true and correct in all material respects as of the date hereof and as of the Closing Date (except with respect to representations and warranties which speak to an earlier date, in which case, as of such earlier date).

(iv)	Closing Deliveries.

(1)
MFW shall have delivered to Cooper a certificate, signed by an executive officer of MFW on behalf of all MFW Parties and dated as of the Closing Date, certifying as to the matters set forth in Section 10(b)(i) and Section 10(b)(ii).

(2)	Pneumo Abex shall have delivered to Cooper a certificate, signed by an executive officer of Pneumo Abex and dated as of the Closing Date, certifying as to the matters set forth in Section 10(b)(iii);

(3)	Cooper shall have received evidence reasonably satisfactory to Cooper of payment of MFW Sub’s contributions to Pneumo Abex and the Settlement Trust pursuant to Sections 3(e) and (f);

(4)	Cooper shall have received evidence reasonably satisfactory to Cooper of payment by Mafco Worldwide to Pneumo Abex pursuant to Section 3(e);

(5)	Cooper shall have received a copy of the Termination of the Mutual Guaranty, duly executed by the MFW Parties, which shall be in full force and effect; and

(6)	Cooper shall have received a copy of the Holdings Release duly executed by MacAndrews & Forbes Holdings Inc., which shall be in full force and effect.

(c)           The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Cooper, on behalf of the Cooper

Defendants, and MFW, on behalf of the MFW Parties, in each case in writing) of the following conditions as of the Closing Date:

(i)
Letter Ruling.  MFW shall have obtained a private letter ruling (the “IRS Ruling”) from the IRS concluding that: (1) the Settlement Trust will qualify as a qualified settlement fund (a “QSF”) under Treasury Regulations § 1.468B-1; (2) no net income or gain will be recognized by MFW or MFW Sub when Pneumo Abex is transferred to the Settlement Trust; (3) no net income or gain will be recognized by MFW or MFW Sub when Cooper makes payments to the Settlement Trust; (4) no net income or gain will be recognized by MFW or MFW Sub upon payment by the Settlement Trust or Pneumo Abex of amounts payable in respect of Pneumo Abex Asbestos Claims or other claims arising out of the transactions contemplated by this Agreement or the other Transaction Documents; (5) MFW may deduct the payments to Pneumo Abex in the taxable year of the related cash transfers to the Settlement Trust and Pneumo Abex under Sections 162(a), 461(a), and 461(h)(1) of the United States Internal Revenue Code of 1986, as amended (the “I.R.C.”), and Treasury Regulations § 1.468B-3(c)(1); (6) none of the Note Payments will be treated as imputed interest; and (7) the payments by Cooper and MFW to the Settlement Trust will be excluded from the Settlement Trust’s modified gross income under Treasury Regulations § 1.468B-2(b)(1).

(ii)	The Order Approving Settlement and the Stipulation. The Court shall have approved the Order Approving Settlement, the establishment of the

Settlement Trust, and the Stipulation shall have been filed, and either (1) no appeal shall have been filed and the time for commencing any appeal shall have expired; or (2) any appeal that shall have been filed shall have either (A) been dismissed and the time, if any, for commencing any further appeal has expired, or (B) the Order Approving Settlement and any other actions pursuant to this Agreement as to which an appeal is taken shall have been affirmed in their entirety and the time, if any, for commencing any further appeal has expired.

(iii)	Closing Deliveries.

(1)	the Consulting Agreements shall be in full force and effect;

(2)	the Settlement Trust Agreement shall be in full force and effect;

(3)	the Management Agreement shall be in full force and effect;

(4)	the transactions contemplated by the Interest Assignment Agreement shall be occurring simultaneously;

(5)	the First Amendment to Transfer Agreement in the form attached hereto as Exhibit O (the “Transfer Agreement Amendment”) shall be in full force and effect; and

(6)	the Assignment Agreement Amendment shall be in full force and effect.

(iv)	No Injunction. No injunction shall exist prohibiting or restraining the closing of the transactions contemplated by this Agreement or any other Transaction Document.

11.           Indemnification; Non-Survival of Section 8 Representations and Warranties.

(a)           (i)           The representations and warranties of the Parties contained in Section 7 and Section 9 of this Agreement shall survive the Closing for a period of three years after the Closing Date; provided that any claim made with reasonable specificity by the Person seeking to be indemnified within the time period set forth in this Section 11(a)(i) shall survive until such claim is finally and fully resolved.

(ii)	Except to the extent of any fraud or intentional misrepresentation:

(A) None of the representations and warranties contained in Section 8 of this Agreement shall survive the Closing and, if Closing occurs, no Pneumo Party, the Settlement Trust or any other Person shall have any liability in respect thereof, whether such liability has accrued prior to, on or after the Closing Date;

(B)  Each Cooper Defendant agrees that it shall not have any right to make any claim based on or otherwise arising out of the representations and warranties contained in Section 8 of this Agreement; and

(C)  In furtherance of the foregoing, each Cooper Defendant hereby waives, from and after the Closing, any and all rights, claims and causes of action, obligations or liabilities arising out of or in any way relating to the representations and warranties contained in Section 8 of this Agreement or the subject matter of such representations and warranties, whether or not now known, suspected or claimed, which such Cooper Defendant ever had, now has or claims to have.

(b)           From and after the Closing, MFW, Mafco Consolidated, Mafco Worldwide and MFW Sub and their respective present and future parents, subsidiaries, divisions, Affiliates (other than the Settlement Trust and Pneumo Abex), and predecessor entities, and the present and future stockholders, directors, officers, employees, partners, members, managers, administrators, attorneys, agents, successors and assigns of each of the foregoing in their capacities as such, shall be indemnified and held harmless by the Cooper Defendants, on a joint and several basis, from and against all Losses incurred by any of them, arising out of or resulting from: (i) the breach of any representation or warranty made by the Cooper Defendants contained in Section 9; or (ii) the breach of any covenant or agreement by any Cooper Defendant contained in this Agreement; provided however that the Cooper Defendants shall have no obligation under this Section 11(b)(ii) with respect to a breach of Section 3(m) hereof unless such breach has not been cured within ten (10) days after receipt by Cooper of notice of such breach.  For purposes of determining the amount of any Loss that is the subject matter of a claim for indemnification hereunder, each representation or warranty contained in this Agreement shall be read without regard and without giving effect to any materiality standard or qualification contained in such representation or warranty (as if such standard or qualification were deleted from such representation and warranty).

(c)           From and after the Closing, each of the Cooper Defendants and their respective present and future parents, subsidiaries, divisions, Affiliates (in each case, other than the Settlement Trust), and predecessor entities, and the present and future stockholders, directors, officers, employees, partners, members, managers, administrators, attorneys, agents, successors and assigns of each of the foregoing in their capacities as such, shall be indemnified and held harmless by MFW, Mafco Consolidated, Mafco Worldwide and MFW Sub, on a joint and several basis, from and against any and all Losses incurred by any of them, arising out of or resulting from: (i) the breach of any representation or warranty made by the MFW Parties contained in Section 7; or (ii) the breach of any covenant or agreement by any of the MFW Parties (other than Pneumo

Abex with respect to post-Closing events) contained in this Agreement.  For purposes of determining the amount of any Loss that is the subject matter of a claim for indemnification hereunder, each representation or warranty contained in this Agreement shall be read without regard and without giving effect to any materiality standard or qualification contained in such representation or warranty (as if such standard or qualification were deleted from such representation and warranty).

(d)           Except in the case of fraud or intentional misrepresentation, no claim may be asserted nor may any action or proceeding be commenced against any Party for breach of any representation or warranty contained herein, unless written notice of such claim, action or proceeding is received by such Party describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim, action or proceeding on or before the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 11(a).

(e)           Notwithstanding the foregoing, any Party from whom indemnification is being sought pursuant to this Section 11 (an “Indemnifying Party”) shall not be liable for any claim for indemnification pursuant to Section 11(b)(i) or Section 11(c)(i), as the case may be, unless and until the aggregate amount of indemnifiable Losses which may be recovered from Indemnifying Parties pursuant to such Section 11(b)(i) or Section 11(c)(i), respectively, equals or exceeds $1.5 million, after which the applicable Indemnifying Parties shall be liable for the full amount of such Losses.

(f)           For all purposes of this Section 11, “Losses” shall be net of any insurance, indemnification or other recoveries actually paid to the Indemnified Party under any insurance policy (net of any increase in premiums required to be paid as a result of such Losses) or any other contract in connection with the facts giving rise to the right of indemnification.

(g)           Indemnification Procedures.

(i)
Any Person entitled to indemnification under this Section 11 (an “Indemnified Party”) shall give the Indemnifying Party notice (a “Claims Notice”) of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 30 days of such determination, stating the amount of the Losses, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.  Failure to deliver a Claims Notice with respect to a claim in a timely manner as specified in the preceding sentence or failure to deliver timely notice of a Third-Party Claim as contemplated by Section 11(g)(ii) shall not affect the Indemnified Party’s right to indemnification hereunder for Losses in connection with such claim, but the amount of indemnification to which the Indemnified Party is entitled shall be reduced by the amount, if any, by which the Indemnified Party’s Losses would have been less had such notice been timely delivered.

(ii)
If an Indemnified Party shall receive notice of any action or proceeding (each, a “Third-Party Claim”) against it which may give rise to a claim for Losses under this Section 11, promptly but in any event within 30 days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party notice of such Third-Party Claim.  The Indemnifying

Party shall be entitled to assume and control the defense of such Third-Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within 15 days of the receipt of such notice from the Indemnified Party.  If the Indemnifying Party elects to undertake any such defense against a Third-Party Claim, the Indemnified Party may participate in such defense at its own expense.  The Indemnified Party shall reasonably cooperate with the Indemnifying Party in such defense and make reasonably available to the Indemnifying Party, at the Indemnifying Party’s expense to the extent of any actual out-of-pocket costs, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party’s control relating thereto as is reasonably requested by the Indemnifying Party.  If the Indemnifying Party elects to direct the defense of any such claim or proceeding, the Indemnified Party shall not make any payment toward a settlement of such claim, nor permit to be paid any monies as part of a settlement, unless the Indemnifying Party consents in writing (which consent shall not be unreasonably withheld) to such payment or unless the Indemnifying Party withdraws from or fails to diligently pursue the defense of such Third-Party Claim.  If the Indemnifying Party declines to direct or fails to diligently pursue the defense of any such claims or proceeding pursuant to this Section 11(g)(ii) and the Indemnified Party proposes to settle such claims or proceeding before a final judgment thereon or to forgo any appeal with respect thereto, then the Indemnified Party shall give the

Indemnifying Party prompt written notice thereof and the Indemnifying Party shall have the right to participate, at its own expense, in the settlement or assume or reassume the defense of such claims or proceeding.

(h)           The Parties acknowledge and agree that, except in the case of fraud or intentional misrepresentation or the enforcement of the Confession of Judgment (as provided herein), (i) following the Closing, the indemnification provisions of Section 11(b) and Section 11(c) shall be the sole and exclusive remedies of the Parties for any breach by the other Parties of the representations and warranties in this Agreement and, other than as provided in a Transaction Document other than this Agreement, for any failure by the other Parties to perform and comply with any covenant or agreement in this Agreement, except that if any provision of this Agreement is not performed in accordance with its terms or is otherwise breached, any Party shall be entitled to specific performance of the terms thereof and (ii) no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of any Party hereto, after the Closing, to rescind this Agreement or any of the transactions contemplated by this Agreement or any other Transaction Document.

12.           Termination.

(a)           This Agreement may be terminated before the Closing Date as follows:

(i)	by the mutual written consent of MFW and Cooper;

(ii)
by MFW (if no MFW Party is in material breach of its representations, warranties, covenants or agreements under this Agreement so as to cause any of the conditions set forth in Section 10(b)(i), Section 10(b)(ii) or Section 10(b)(iii) not to be satisfied), upon written notice to Cooper, if there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of any Cooper Defendant contained in this

Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 10(a)(i) or Section 10(a)(ii) not to be satisfied, and such violation, breach or inaccuracy has not been waived by MFW or cured by the Cooper Defendants, as applicable, within 20 Business Days after receipt by Cooper of written notice thereof from MFW or is not reasonably capable of being cured before the Termination Date (as defined below);

(iii)
by Cooper (if no Cooper Defendant is in material breach of its representations, warranties, covenants or agreements under this Agreement so as to cause any of the conditions set forth in Section 10(a)(i) or Section 10(a)(ii) not to be satisfied), upon written notice to MFW, if there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of the MFW Parties contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 10(b)(i), Section 10(b)(ii) or Section 10(b)(iii) not to be satisfied, and such violation, breach or inaccuracy has not been waived by Cooper or cured by the MFW Parties within 20 Business Days after receipt by MFW of written notice thereof from Cooper or is not reasonably capable of being cured before the Termination Date;

(iv)
notwithstanding the provisions of Section 3(h), by Cooper or MFW, upon written notice to the other, if the transactions contemplated hereby have not been consummated on or before the date that is eighteen months after the date of this Agreement (the “Termination Date”); provided that neither such Party shall be entitled to terminate this Agreement pursuant to this Section 12(a)(iv) if such Party’s or its Affiliates’ willful breach of this Agreement or gross negligence has prevented or materially delayed the consummation of the transactions contemplated hereby; or

(v)
by MFW or Cooper, upon written notice to the other, if a court of competent jurisdiction or any other Governmental Authority shall have issued a final, non-appealable order preventing or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or any other Transaction Document.

(b)           If this Agreement is terminated in accordance with this Section 12, this Agreement shall become void and of no further force and effect; provided, however, that the provisions of this Section 12(b) and Section 13 shall survive the termination of this Agreement and that nothing herein shall relieve any Party from any liability for fraud or any willful material breach of the provisions of this Agreement before such termination.

13.           Additional Provisions.

(a)           Certain Defined Terms.  The following terms shall have the following meanings as used in this Agreement:

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such specified Person.  For the purposes of this definition, the term “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have correlative meanings.

“Business Day” means any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Governmental Authority” means: (i) any federal, state, local, foreign or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

“Person” means any natural person, business, corporation, company, partnership, association, limited liability company, limited partnership, limited liability partnership, joint venture, business enterprise, trust or other legal entity, including any Governmental Authority.

“Transaction Documents” means this Agreement, the Settlement Trust Agreement, the Note, the Guaranty, the Mutual Guaranty Termination, the Management Agreement, the Consulting Agreements, the Confession of Judgment, the Assignment Agreement Amendment, the Interest Assignment Agreement, the Transfer Agreement Amendment, the Stipulation and all other ancillary agreements to be entered into, or documentation to be delivered by, any Person pursuant to this Agreement.

(b)           Interpretive Provisions.  Unless the express context otherwise requires:

(i)	the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(ii)	terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(iii)	the terms “Dollars” and “$” mean U.S. dollars;

(iv)	references herein to a specific Section, Subsection, Recital, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, Schedules or Exhibits of this Agreement;

(v)	wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(vi)	references herein to any gender shall include each other gender;

(vii)
references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this clause (vii) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(viii)	references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(ix)	with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(x)	the word “or” shall be disjunctive but not exclusive; and

(xi)
references herein to any law shall be deemed to refer to such law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder.

(c)           Notices.  Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given and made if in writing and (i)  served by personal delivery upon the party for whom it is intended; (ii) delivered by facsimile with receipt confirmed; or (iii) delivered by certified mail, registered mail or courier service, return-receipt received to the party at the address set forth below, to the Persons indicated:

If to any MFW Party, to:

M & F Worldwide Corp.
35 East 62nd Street
New York, NY 10065
Attention: Chief Legal Officer
Telephone:  (212) 572-8600
Facsimile:  (212) 572-5151

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY  10019-6064
Attention:  Stephen J. Shimshak
      Kenneth M. Schneider
Telephone: (212) 373-3000
Facsimile:  (212) 757-3900

If to any Cooper Defendant, to:

Cooper Industries Ltd.
600 Travis
Suite 5800
Houston, TX  77210-4446
Telephone:  (713) 209-8407
Facsimile:  (713) 209-8989
Attention:  General Counsel

with copies (which shall not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP
1152 15th Street, NW
Washington, D.C. 20005
Telephone:  (202) 339-8400
Facsimile:  (202) 339-8500
Attention:  Roger Frankel

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 13(c).

(d)           Public Announcements.  The Parties wish to be consistent in their communications and to keep each other informed with respect to communications with third parties, including any press release, public announcement, regulatory filing, discussions or other communication with any third parties relating to this Agreement, the transactions contemplated by this Agreement, the sharing of any of the Transaction Documents or any other information relating to Pneumo Abex, the Settlement Trust or the Management Company (each a “Communication”, and collectively, “Communications”).  In further of the foregoing:

(i)
The Parties acknowledge that this Agreement may trigger certain public disclosure obligations for one or more of the Parties.  Accordingly, the Parties agree that each Party may make, or cause to be made, a press release and/or a filing on Form 8-K in respect of this Agreement as set forth on Exhibit P (the “Press Release”) without the prior consent of any other Party.  Moreover, the Parties agree and acknowledge that each Party may have Communications with analysts, investors and other stakeholders and potential stakeholders in connection with the Party’s normal investor relations program that are not inconsistent in substance with the Press Release (such Communications being referred to herein as “Investor Communications”) without the prior consent of any other Party.

(ii)
With respect to Communications other than Investor Communications and the Press Release, each Party may make, or cause to be made, any Communication without the prior consent of any other Party; provided that before making such Communication, such Party (w) will deliver to Cooper and MFW, as applicable, a draft of any press release, public announcement, written communication or the relevant portion of such regulatory filing, or, in the case of oral Communication, shall provide notice including a description of such oral Communication, as early as reasonably practicable, but no later than two Business Days prior to such Communication, (x) shall give Cooper and MFW, as applicable, reasonable opportunity to comment thereon, (y) to the extent reasonably practicable and appropriate, shall offer Cooper and MFW, as applicable, an opportunity to participate in or attend any such public Communication and (z) to the extent that it may be necessary to make any such Communication due to legal compulsion or to avoid legal compulsion, upon receiving notice of a request for any such compulsion, shall promptly notify Cooper and MFW, as applicable, and shall cooperate in permitting Cooper and MFW, as applicable, to participate in any effort to respond to such compulsion or situation; provided, further, that if it is not practicable for such Party to comply with the provisions above with respect to a Communication, such Party will act in accordance with Section 13(d)(iii) below.  The purpose of the foregoing is to ensure that the Parties are consistent in their Communications and to provide Cooper and MFW input into those Communications.  Notwithstanding the foregoing, if the Parties disagree in good faith about the content of any Communication, each Party shall be free to make such Communications as it deems in good faith to be necessary or appropriate; provided, that in all cases, any Communication shall not be inconsistent in substance with the Press Release.

(iii)
Each Party who makes, or causes to be made, any Communication pursuant to Section 13(d)(ii) above shall in any event inform Cooper and MFW of the content of such Communication promptly after the occurrence of such Communication.

(e)           Captions; Exhibits.  The titles, captions and table of contents contained herein are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.  The Parties acknowledge that, to the extent there is a conflict between the provisions of this Agreement and the provisions of any Exhibit attached hereto, the provisions of the applicable Exhibit shall govern.

(f)           Controlling Law; Amendment.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without reference to its choice of law rules.  This Agreement may not be amended, modified, supplemented or assigned by any Party except by prior written agreement signed by Cooper, on behalf of the Cooper Defendants, and MFW, on behalf of the MFW Parties which agreement, in each case, may be made in such Person’s sole and absolute discretion.  Any purported assignment of this Agreement in violation of this Section 13(f) shall be null and void ab initio.

(g)           Consent to Jurisdiction; Jury Trial.

(i)           Each Party hereby irrevocably consents and agrees that any dispute regarding this Agreement shall be brought only to the exclusive jurisdiction of the federal or state courts located in New York County, New York, and each Party hereby consents to the jurisdiction of and the laying of venue in such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding.  Any order or judgment rendered by such court shall be enforceable in any court of competent jurisdiction.  Process in any such action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each Party agrees that service of process on such party as provided in Section 13(c) shall be deemed effective service of process on such Party.

(ii)           EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(h)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

(i)           Integration.  This Agreement, including all schedules and exhibits and all ancillary agreements referred to in this Agreement (including all Transaction Documents), contains the entire agreement among the Parties hereto and with regard to the matters set forth in it and shall be binding upon and inure to the benefit of the executors, administrators, personal representatives, heirs, successors and (to the extent permitted) assigns of each, and shall supersede any prior or contemporaneous agreement with respect to such subject matter.

(j)           Further Assurances Following the Closing.  Following the Closing Date, each Party shall deliver to the other Parties such further information and documents and shall execute and deliver to the other Parties such further instruments and agreements as any other Party shall reasonably request to consummate or confirm the transactions provided for herein, to accomplish the purposes hereof or to assure to any other Party the benefits hereof.  Nothing contained herein shall be deemed to waive or alter any of the Parties’ rights or any defense or argument that may be available to any Party in any action or proceeding (i) seeking to nullify or set aside this Agreement or the Mutual Guaranty Termination or (ii) seeking other relief that would materially diminish the benefit to any of the Cooper Defendants of the Transaction or materially adversely alter the obligations of any Cooper Defendant in the Transaction.

(k)           Cooperation in Defense of Pneumo Abex Asbestos Claims.  For a period of nine (9) months following the Closing Date, MFW shall, to the extent reasonably requested by the Settlement Trust in connection with the defense of the Pneumo Abex Asbestos Claims, and at the Settlement Trust’s sole expense, make available the officers and employees of MFW and its subsidiaries with information as to Pneumo Abex as witnesses in depositions and trials and provide any documents in its possession and control as reasonably required in the defense of any Pneumo Abex Asbestos Claim.  MFW will use its commercially reasonable efforts to cause such witnesses to cooperate in good faith and prepare adequately for such depositions and trials.

(l)           Exercise of Rights and Remedies.  Except as this Agreement otherwise provides, no delay or omission in the exercise of any right, power, or remedy accruing to any Party hereto as a result of any breach or default hereunder by any other Party hereto will impair any such right, power, or remedy, nor will it be construed, deemed or interpreted as a waiver of or acquiescence in any breach or default, or of any similar breach or default occurring later;  nor will any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.  Except as this Agreement otherwise provides, no right, remedy or election of any term of this Agreement will be deemed exclusive, but each will be cumulative with all other rights, remedies, and elections available at law or in equity or under any other agreement.  In the event of a breach of this Agreement, the non-breaching Parties shall be entitled to all rights and remedies provided under this Agreement, and except as this Agreement otherwise provides, all rights and remedies available at law or in equity (including specific performance to the extent permitted by law) and to recover reasonable attorneys’ fees and expenses incurred or suffered in connection with such breach to the extent permitted by law.

(m)           No Admissions of Liability.  Neither this Agreement nor the terms and provisions of any order, dismissal or judgment in connection with the Pending Action or the other matters contemplated by this Agreement are to be construed as or constitute any admission of liability on the part of any Party and cannot be used or construed as an admission of liability on the part of any Party in connection with the Pending Action and related proceedings or any other proceeding.  All negotiations and discussions leading up to the execution of this Agreement and all related negotiations and discussions shall be deemed to fall within the protection afforded to settlements or compromises by Rule 408 of the Federal Rules of Evidence and any similar state law provisions.  It is understood that each Party vigorously denies liability to all other Parties in the claims related to the Pending Action.

(n)           Construction.  This Agreement is the product of arm’s length negotiations between and among the Parties regarding a compromise of disputed claims.  Each of the Parties hereto has participated in the drafting of this Agreement after consulting with counsel.  Therefore, it is the intent of the Parties that no part of this Agreement shall be presumptively construed against any other Party because of the identity of the drafter.

Executed in multiple originals on this 1st day of February, 2011.

[Signature pages follow]

STATE OF NEW YORK	S
S
COUNTY OF NEW YORK	S

M & F WORLDWIDE CORP.

/s/ Steven L. Fasman
By: Steven L. Fasman

BEFORE ME, the undersigned notary public, in and for said county and state, on this day personally appeared Steven L. Fasman, known to me to be the person whose name is subscribed to the foregoing instrument had acknowledged to me that he has read the above Full and Final Release, Settlement and Indemnity Agreement, and that he has executed same for the purposes and consideration therein expressed.

SUBSCRIBED, SWORN TO, AND GIVEN under my hand and seal of office this 31st day of January, 2011.

/s/ Debbie LoGrande
Notary Public For The State of New York

My commission expires: 12/13/2013

STATE OF NEW YORK	S
S
COUNTY OF NEW YORK	S

PNEUMO ABEX LLC

/s/ Steven L. Fasman
By: Steven L. Fasman

BEFORE ME, the undersigned notary public, in and for said county and state, on this day personally appeared Steven L. Fasman, known to me to be the person whose name is subscribed to the foregoing instrument had acknowledged to me that he has read the above Full and Final Release, Settlement and Indemnity Agreement, and that he has executed same for the purposes and consideration therein expressed.

SUBSCRIBED, SWORN TO, AND GIVEN under my hand and seal of office this 31st day of January, 2011.

/s/ Debbie LoGrande
Notary Public For The State of New York

My commission expires: 12/13/2013

STATE OF NEW YORK	S
S
COUNTY OF NEW YORK	S

MAFCO CONSOLIDATED GROUP LLC

/s/ Steven L. Fasman
By: Steven L. Fasman

BEFORE ME, the undersigned notary public, in and for said county and state, on this day personally appeared Steven L. Fasman, known to me to be the person whose name is subscribed to the foregoing instrument had acknowledged to me that he has read the above Full and Final Release, Settlement and Indemnity Agreement, and that he has executed same for the purposes and consideration therein expressed.

SUBSCRIBED, SWORN TO, AND GIVEN under my hand and seal of office this 31st day of January, 2011.

/s/ Debbie LoGrande
Notary Public For The State of New York

My commission expires: 12/13/2013

STATE OF NEW YORK	S
S
COUNTY OF NEW YORK	S

MAFCO WORLDWIDE CORPORATION

/s/ Steven L. Fasman
By: Steven L. Fasman

BEFORE ME, the undersigned notary public, in and for said county and state, on this day personally appeared Steven L. Fasman, known to me to be the person whose name is subscribed to the foregoing instrument had acknowledged to me that he has read the above Full and Final Release, Settlement and Indemnity Agreement, and that he has executed same for the purposes and consideration therein expressed.

SUBSCRIBED, SWORN TO, AND GIVEN under my hand and seal of office this 31st day of January, 2011.

/s/ Debbie LoGrande
Notary Public For The State of New York

My commission expires: 12/13/2013

STATE OF NEW YORK	S
S
COUNTY OF NEW YORK	S

PCT INTERNATIONAL HOLDINGS INC.

/s/ Steven L. Fasman
By: Steven L. Fasman

BEFORE ME, the undersigned notary public, in and for said county and state, on this day personally appeared Steven L. Fasman, known to me to be the person whose name is subscribed to the foregoing instrument had acknowledged to me that he has read the above Full and Final Release, Settlement and Indemnity Agreement, and that he has executed same for the purposes and consideration therein expressed.

SUBSCRIBED, SWORN TO, AND GIVEN under my hand and seal of office this 31st day of January, 2011.

/s/ Debbie LoGrande
Notary Public For The State of New York

My commission expires: 12/13/2013

STATE OF TEXAS	S
S
COUNTY OF HARRIS	S

COOPER INDUSTRIES PLC

/s/ Bruce Taten
By: Bruce Taten

BEFORE ME, the undersigned notary public, in and for said county and state, on this day personally appeared Bruce Taten, known to me to be the person whose name is subscribed to the foregoing instrument had acknowledged to me that he has read the above Full and Final Release, Settlement and Indemnity Agreement, and that he has executed same for the purposes and consideration therein expressed.

SUBSCRIBED, SWORN TO, AND GIVEN under my hand and seal of office this 31st day of January, 2011.

/s/ Janet Sue Reed
Notary Public For The State of Texas

My commission expires: 7/18/2012

STATE OF TEXAS	S
S
COUNTY OF HARRIS	S

COOPER INDUSTRIES, LTD.

/s/ Bruce Taten
By: Bruce Taten

BEFORE ME, the undersigned notary public, in and for said county and state, on this day personally appeared Bruce Taten, known to me to be the person whose name is subscribed to the foregoing instrument had acknowledged to me that he has read the above Full and Final Release, Settlement and Indemnity Agreement, and that he has executed same for the purposes and consideration therein expressed.

SUBSCRIBED, SWORN TO, AND GIVEN under my hand and seal of office this 31st day of January, 2011.

/s/ Janet Sue Reed
Notary Public For The State of Texas

My commission expires: 7/18/2012

STATE OF TEXAS	S
S
COUNTY OF HARRIS	S

COOPER INDUSTRIES, LLC

/s/ Bruce Taten
By: Bruce Taten

BEFORE ME, the undersigned notary public, in and for said county and state, on this day personally appeared Bruce Taten, known to me to be the person whose name is subscribed to the foregoing instrument had acknowledged to me that he has read the above Full and Final Release, Settlement and Indemnity Agreement, and that he has executed same for the purposes and consideration therein expressed.

SUBSCRIBED, SWORN TO, AND GIVEN under my hand and seal of office this 31st day of January, 2011.

/s/ Janet Sue Reed
Notary Public For The State of Texas

My commission expires: 7/18/2012

STATE OF TEXAS	S
S
COUNTY OF HARRIS	S

COOPER HOLDINGS LTD.

/s/ Bruce Taten
By: Bruce Taten

BEFORE ME, the undersigned notary public, in and for said county and state, on this day personally appeared Bruce Taten, known to me to be the person whose name is subscribed to the foregoing instrument had acknowledged to me that he has read the above Full and Final Release, Settlement and Indemnity Agreement, and that he has executed same for the purposes and consideration therein expressed.

SUBSCRIBED, SWORN TO, AND GIVEN under my hand and seal of office this 31st day of January, 2011.

/s/ Janet Sue Reed
Notary Public For The State of Texas

My commission expires: 7/18/2012

STATE OF TEXAS	S
S
COUNTY OF HARRIS	S

COOPER US, INC.

/s/ Bruce Taten
By: Bruce Taten

BEFORE ME, the undersigned notary public, in and for said county and state, on this day personally appeared Bruce Taten, known to me to be the person whose name is subscribed to the foregoing instrument had acknowledged to me that he has read the above Full and Final Release, Settlement and Indemnity Agreement, and that he has executed same for the purposes and consideration therein expressed.

SUBSCRIBED, SWORN TO, AND GIVEN under my hand and seal of office this 31st day of January, 2011.

/s/ Janet Sue Reed
Notary Public For The State of Texas

My commission expires: 7/18/2012

Schedule A – MFW Parties Disclosure Schedules

Schedule B – Pneumo Abex Disclosure Schedules

Schedule C – Cooper Defendants’ Disclosure Schedules

Exhibit A

Holdings Release

Exhibit B

Mutual Guaranty Termination

Exhibit C

[Reserved]

Exhibit D

Assignment Agreement Amendment

Exhibit E

Stipulation of Discontinuance

Exhibit F

Note

Exhibit G

Guaranty

Exhibit H

Confession of Judgment

Exhibit I

Interest Assignment Agreement

Exhibit J

Second Amended and Restated Limited Liability Company Agreement of Pneumo Abex

Exhibit K

Settlement Trust Agreement

Exhibit L

Management Agreement

Exhibit M-1

Consulting Agreement

Exhibit M-2

MCG Consulting Agreement

Exhibit N

Order Approving Settlement

Exhibit O

Transfer Agreement Amendment

Exhibit P

Press Release